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RE:      W. Market St. Co.

         AND NOW, December 28, 1978, at 119 West Market Street, Lewistown , PA 17044, the undersigned, as the incorporator of W. MARKET ST. CO., a Pennsylvania close corporation, does hereby declare that written notice of the time and place of this meeting is waived and that on said day and at said place

         (a) the by-laws, as set forth below, were read and adopted for the corporation;
         (b) D. M. Barron was elected as President and Kenneth C. Myers was elected as Secretary to act for the corporation during organization and capitalization;
         (c) effective December 31, 1978, application to change the name of this corporation to Unimark Plastics Inc. shall be made in due form of law, incorporator to advance the costs.

                                     BY-LAWS

The by-laws of this Pennsylvania close business corporation are as follows:

ARTICLE I. MANAGEMENT, DIRECTORS, OFFICERS AND OFFICES.

Section 1. The management of the affairs of this corporation resides with its shareholders exclusively who shall conduct such management without the election of or action by a board of directors or any other body than the shareholders, as though they were partners, pursuant to ss.1385 of the Pennsylvania Business Corporation Law.

Section 2. Prior to formal organization and capitalization the incorporator may elect acting officers who shall exercise plenary powers over the affairs of the corporation and after the issuance of stock to shareholders, the shareholders shall elect a President, Secretary and Treasurer, and such other officers and employees as they desire. Officers' duties shall be fixed by the shareholders. One person may hold more than one office at anyone time and for any period of time.

Section 3. If there shall be only one (1) shareholder, the use of the plural in these by-laws shall mean the singular. At all other times, use of the singular shall include the plural and use of the masculine gender shall include the feminine.

Section 4. The registered office, business offices and the places of meeting pursuant to these by-laws shall be as fixed from time to time by the shareholders and such may be within or without the Commonwealth of Pennsylvania.

Section 5. All books, records, papers, memoranda and other tangible records of the corporation shall be and remain the property of the corporation and shall not become in any way the property of any shareholder, officer or employee unless specifically agreed to, evidenced upon the minutes of the corporation.

ARTICLE II. SHAREHOLDER REGULATIONS

Section 1. All meetings of the shareholders shall be held when and where called according to Section 4 of this Article.

Section 2. No annual meetings of the shareholders shall be held.

Section 3. At any meeting there may be transacted any business of the corporation; no nature of subject matter being required.

Section 4. Meetings of the shareholders, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by (a) the president, or (b) the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request to the secretary of the corporation. Upon receipt of such request, the secretary shall issue a call therefor at


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such time, not more than five (5) days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call within twenty-four (24) hours of delivery, the person or persons making the request may issue the call.

Section 5. The call of a shareholders' meeting shall specify the place, date and hour and be by telephone, verbal notice in person, or in writing, hand delivered or mailed, postage prepaid, at least twenty-four (24) hours prior to the meeting, unless other notice form or a greater period of notice is required by statute, to each shareholder of record. Messages or mail shall be delivered to such last known address as given to the secretary by the shareholder.

Section 6. The secretary shall determine who are the shareholders of the corporation forthwith upon receipt of a proper call for a meeting, and prepare and issue a complete list of shareholders who shall thereby be deemed to be the only persons entitled to vote at the forthcoming meeting. This list shall be posted at the registered office at a place subject to ready inspection by shareholder at any time during usual business hours. Such list shall also be produced and posted at the meeting and be subject to inspection by anyone during the entire meeting. Failure to prepare or post such list shall not invalidate any meeting otherwise duly called.

Section 7. When a change in the corporate capital structure is desired, the secretary's list of shareholders shall be the official determination of those entitled to receive payment of any stock or cash capital dividend or distribution or to receive any allotment of rights or to exercise the rights in respect to any change, conversion or exchange of shares.

Section 8. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable rights or other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

Section 9. A majority of the issued and outstanding shares held by those present in person or represented by proxy shall constitute a meeting quorum for the transaction of business, unless provided otherwise by statute, the articles of incorporation or these by-laws. If any meeting cannot be convened for lack of a quorum, the shareholders then and there present in person or by proxy shall have power, except as otherwise provided by statute, to adjourn the meeting to such time as they may determine. The shareholders present in person or by proxy at the adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for all purposes. At any adjourned meeting, the shareholders may do any business which might be transacted at the meeting originally called.

Section 10. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the provisions of statutes, or the articles of incorporation, or these by-laws, require a different vote in which case such provisions shall govern and control.

Section 11. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, but no proxy shall be voted on or after three (3) months from its date, unless coupled with an interest. Once a meeting is properly convened and a roll call of shareholders entitled to vote is concluded, no transferees need be recognized thereafter at such meeting.

Section 12. Any action which may be lawfully taken at a meeting of shareholders may be taken without a meeting upon written consent setting forth the action so taken and signed by all shareholders entitled to vote at a meeting for the same purpose and the written consent shall be filed with the secretary of the corporation and made a part of its official minutes.


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ARTICLE III. OFFICER ELECTIONS, APPOINTMENTS AND REGULATIONS

Section 1. All officers shall be natural persons of full age, legally competent to make binding contracts provided, however, that the treasurer may be a corporation. Officers need not be shareholder.

Section 2. The shareholders shall elect a president, a secretary and a treasurer as the first order of business at the first meeting convened or consent action taken after incorporation. Such other officers as shareholders desire may be elected from time to time, and all officers shall serve at the pleasure of the shareholders or until successors are elected, whichever shall sooner occur. Vacancies in office may be filled as soon after such occur by a shareholder meeting or consent action.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the shareholders.

Section 5. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders, shall have general and active management of the business of the corporation, shall execute documents in the corporation's name and shall see that all orders and resolutions of the shareholders are carried into effect.

Section 6. The vice president, if one or more shall be elected, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the shareholders may from time to time prescribe. If there be more than one vice president, the senior of them shall accede to the powers granted herein. As absence or disability of any vice president may occur, his immediate junior shall accede to these powers.

Section 7. The secretary shall attend all meetings of the shareholders and record all the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders, and shall perform such other duties delegated by the shareholders or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the shareholders, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary. He shall have custody of the stock certificate book and shall issue, cancel and reissue stock certificates upon proper authority.

Section 8. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the shareholders. He shall disburse corporate funds as ordered by the shareholders, taking proper vouchers for such disbursements, and shall render to the president and the shareholders, at regular meetings, or when the shareholders so require, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the shareholders, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the shareholders for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE IV.  CORPORATE SHARES

Section 1. Share certificates of the corporation shall be in the form from time to time prescribed by the shareholders which contain the number of the certificate, the name of the registered holder, the number, class and the series, if any, of shares represented thereby and the par value of each share or a statement that such shares are without par value as the case may be.

Section 2. Every share certificate shall be numbered, shall be registered in the stock certificate book, shall be signed by the president or vice president and the secretary or the treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.


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Section 3. Lost, destroyed or wrongfully taken stock certificates shall be reissued only on order of the shareholders, who may require one or more of

         (a)  the making of an affidavit of the facts,
         (b) advertisement of the same in such manner as prescribed by the shareholders, and
         (c) bond security in such sum as the shareholders may direct, not to exceed the book value of the shares, as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed, or wrongfully taken.

ARTICLE V. NOTICE REGULATIONS, DIVIDENDS, AMENDMENTS AND GENERAL PROVISIONS.

Section 1. All notices may be verbal, by telephone, telegraph or other writing (delivered personally or mailed) to the shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3. Dividends upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the shareholders pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of law and the articles of incorporation.

Section 4. Before payment of any dividend or for any other reason, funds may be set aside as the shareholders, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the shareholders shall think conducive to the best interest of the corporation, and the shareholders may modify or abolish any such reserve as desired.

Section 5. Financial reports shall be prepared only at the direction of President or a majority of shareholders. No annual, fiscal or other routine financial reports shall be prepared except as required by tax or other law.

Section 6. The corporate seal of the corporation shall have inscribed thereon the name of the corporation and the state and year of its incorporation. No seal shall be obtained or used unless further directed. A seal shall be required, if obtained, upon any documents of the corporation.

Section 7. These by-laws may be amended by shareholders at any meeting or by consent action.

Section 8. The word "shareholder" as used herein shall mean, unless clearly intended to mean otherwise by the context in which it appears, an individual, firm or corporation owning one or more shares of stock in this corporation, and, if such ownerships is by two or more persons, firms or corporations, or combinations thereof, the entity of multiple ownerships shall deemed to be a singular shareholder only regardless of the number making up such entity.

ARTICLE VI. RESTRICTIONS ON STOCK TRANSACTIONS.

Section 1. All stock issued by the corporation shall be so issued under and subject to the terms and conditions of this Article of the by-laws and no shareholder shall receive his certificate unless and until he shall sign and execute the agreement on this subject designated "Stockholders' Proviso".

Section 2. The provisions of this Article may not be altered, amended or revoked except in conformity with prevailing applicable law, the provisions of Paragraph 6(b) of the Articles of Incorporation or the provisions of this Article.


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Section 3. No stock may be transferred for any reason by any shareholder for the period of one (1) year after purchase thereof by the shareholder. The date of purchase shall be conclusively deemed to be the date of the certificate evidencing stock ownership.

Section 4. If stock may otherwise be transferred but for the limitations of this Article, such stock may not be transferred unless and until such has been offered to the corporation for acquisition by it upon terms not more burdensome than the shareholder has secured and intends to accept from a third party. If the corporation shall be unable, or fail or refuse to accept such offer, the shareholder who proposes to transfer shall offer such stock to the other and remaining shareholders on a proportionate basis wherein the numerator thereof shall be the number of shares held by each particular shareholder and the denominator shall be the number of shares issued by the corporation less the number being then offered for sale. If any shareholder shall be unable, or fail or refuse to purchase his proportionate share, the unaccepted number of shares shall be offered again to those who did so accept on a similar proportionate basis until no stock remains unpurchased or, if any stock remains unpurchased, the offering shareholder may sell such number of shares as so remain, free of this restriction. As to all new and present shareholders, the purchase shall not be consummated and a new certificate issued unless and until such shareholders shall accept the terms of this Article by signing and executing the Stockholders' Proviso, whether for the first or successive times.

Section 5. To regulate the procedure for all parties to exercise the rights and privileges of Section 4, the following methods and times are established:

         (a) The offering shareholder shall give written notice of his intent to transfer stock and the terms thereof to the corporation and to all shareholders.
         (b) The corporation shall accept or refuse the offer in writing within twenty (20) days of receipt of the offer and shall so notify the offering shareholder and all other shareholders. Failure to act and notify shall be deemed a refusal of the offer.
         (c) Within twenty (20) days after the corporation shall have refused or failed to act (whichever shall be the sooner), shareholders shall notify offering shareholder if they wish to accept or refuse the offer. Accepting or refusing shareholders shall notify offering shareholder, the corporation and all other shareholders in writing of their actions. Failure to accept shall be deemed a refusal. If not all shareholders accept the offer, the offering shareholder shall put all shareholders on notice thereof in writing and the time for a second round of acceptances shall be twenty (20) days from such written notice. Notice in like manner shall be repeated by offering shareholder until all shares shall have been accepted by the remaining shareholders or until all remaining shareholders shall have refused or failed to accept at least once.
         (d) Under the procedure of subparagraph (c) hereof, once a shareholder has refused or failed to accept, he shall not thereafter have the opportunity to accept subsequent offers of the same stock.
         (e) In case of the death or incompetency for more than six (6) months of a shareholder, his personal representative may offer the shares of the deceased or incompetent shareholder first to the corporation and then to the remaining shareholders as provided in subparagraphs (a) through (d) above, the price to be the book value of the shares with all assets to be appraised and adjusted to current values and accounts receivable to be aged and priced according to likelihood of collection with no value to be allowed for goodwill or other intangible asset excepting only patents, royalty agreements and other direct income producing rights and privileges.
         (f) When transfer to the corporation is made according to the provisions of subparagraph (e), the corporation shall make payment in full within ninety (90) days of the price determination if the total price is $10,000, or less, or, if the price is more than $10,000, within one (1) year of such determination.

Section 6. (a) The word "transfer" as used in this Article shall include, sale, pledge, assignment, encumbrance or any other disposition of a property interest in the stock held by a shareholder, as a part of its meaning.

(b) The word "shareholder" as used in this Article is as defined in Article V,
Section 8 above.

Section 7. No stock shall be issued for any reason unless and until the Stockholders' Proviso shall in signed and executed in due form and the certificates of stock shall bear the endorsement:


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This certificate evidences a stock interest in a Pennsylvania close corporation which may have no more than twenty-five (25) --------- shareholders as defined by Pennsylvania law. THE SALE, TRANSFER, PLEDGE, ASSIGNMENT OR ENCUMBRANCE OF THESE SHARES IS RESTRICTED by and subject to the terms of Article of the by-laws of the corporation on file at its office and which also provide, among other things, that these shares may NOT BE SOLD within one (1) year from the date of this certificate.

Section 8. This Article may not be amended, altered or revoked except by unanimous written agreement of all shareholders and any such agreement shall not be deemed to be a general and complete waiver of the provisions but only a special and singular waiver unless specifically stated otherwise. This Article contains all of the restrictions on the stock of the corporation and it shall remain in force for a period of three (3) years following the date of incorporation and thereafter from year to year unless revoked by vote of a majority of shares outstanding at a shareholders' meeting duly convened.